UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2024

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 31, 2024, nVent Electric plc (“nVent”) entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”) with BCP Acquisitions LLC (“Buyer”), an affiliate of funds managed by Brookfield Asset Management, pursuant to which nVent agreed to sell its Thermal Management business (the “Business”) to Buyer (the “Transaction”).

Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, nVent will sell the Business to Buyer for an aggregate purchase price of $1,700,000,000 (the “Purchase Price”), which is subject to adjustment, in cash (as described in the immediately following sentence), plus the assumption by Buyer of certain liabilities of the Business specified in the Purchase Agreement. As set forth in the Purchase Agreement, the Purchase Price will be (i) increased or decreased to the extent the Net Working Capital (as defined in the Agreement) as of 11:59 p.m. (Eastern Time) on the last calendar day immediately prior to the date on which the closing of the transactions contemplated by the Purchase Agreement occurs (such time, the “Effective Time”, and the closing of such transactions, the “Closing”) is higher or lower than a specified target amount, (ii) increased by the amount of Cash (as defined in the Purchase Agreement) as of the Effective Time and (iii) decreased by the amount of Indebtedness (as defined in the Purchase Agreement) as of immediately prior to the Closing.

The Closing is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable), (ii) the consummation of the Pre-Closing Reorganization (as defined in the Purchase Agreement), (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain other antitrust and foreign direct investment approvals in foreign jurisdictions without the imposition of a Burdensome Condition (as defined in the Purchase Agreement) and (iv) the absence of any law or order that prohibits the Transaction or imposes a Burdensome Condition (as defined in the Purchase Agreement). Under the Purchase Agreement, the Closing will occur on the tenth business day after all closing conditions are satisfied or waived (other than closing conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver at the Closing).

In the Purchase Agreement, each of nVent and Buyer have made customary representations and warranties and have agreed to customary covenants relating to the Transaction, including, among other things, covenants (i) with respect to the conduct of the Business during the period between the execution of the Purchase Agreement and consummation of the Transaction, (ii) regarding using reasonable best efforts to obtain governmental and regulatory approvals, (iii) requiring Buyer to use its reasonable best efforts to obtain debt and equity financing sufficient to consummate the Transaction and (iv) prohibiting nVent and its affiliates from engaging in businesses that compete with the Business, subject to certain exceptions.

The Purchase Agreement contains certain rights to terminate the Purchase Agreement for each of nVent and Buyer, including in the event that the Closing has not occurred by April 30, 2025, provided that such right to terminate will not be available to a party whose breach of the Purchase Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur before such date. The Purchase Agreement also provides that Buyer will pay nVent a termination fee of $136,000,000 if the Purchase Agreement is terminated because (i) Buyer breaches any representation or warranty or fails to comply with any covenants that would cause the closing conditions relating to the foregoing not to be satisfied, and such closing conditions are incapable of being satisfied by April 30, 2025 or such breach has not been cured within 30 days after delivery of notice of such breach or (ii) Buyer’s closing conditions have been satisfied (other than those that, by their terms, are to be satisfied at the Closing, provided that such conditions are capable of being satisfied if the Closing were to occur at the time of termination) and Buyer fails consummate the Transaction within three business days following the later of the date the Closing should have occurred and written notice from nVent that it stands ready, willing and able to consummate the Transaction.

The Purchase Agreement also contains certain indemnification rights with respect to, among other things, certain tax liabilities and liabilities assumed or retained by each party. Buyer has obtained a commitment for “representations and warranties” insurance, which will provide coverage for certain breaches of representations and warranties of nVent contained in the Purchase Agreement, subject to certain deductibles, exclusions, policy limits and certain other terms and conditions.

There are representations and warranties contained in the Purchase Agreement which were made by the parties to each other as of specific dates. The Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to nVent, the Business or the Buyer. The assertions embodied in these representations and warranties were made solely for the benefit of the parties and solely for purposes of the Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in nVent’s public disclosures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Index

Exhibit Number	Description

2.1	Share and Asset Purchase Agreement, dated July 31, 2024, by and between nVent Electric plc and BCP Acquisitions LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on August 6, 2024.

nVent Electric plc
Registrant

By:	/s/ Sara E. Zawoyski
Sara E. Zawoyski
Executive Vice President and Chief Financial Officer